As filed with the Securities and Exchange Commission on June 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CAPITAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California	95-3673456
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1021 Anacapa St.

Santa Barbara, CA 93101

(805) 564-6405

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Frederick W. Clough, Esq.

Executive Vice President & General Counsel

Pacific Capital Bancorp

1021 Anacapa St.

Santa Barbara, CA 93101

(805) 564-6405

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John C. Grosvenor, Esq.

Joshua A. Dean, Esq.

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, Suite 1400

Costa Mesa, CA 92626

(714) 371-2500

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities

(1)	This registration statement registers an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee except for $4,066 that is being pre-paid pursuant to this registration statement in connection with the registration of $38,000,000 of debt securities.

DEBT SECURITIES

We may offer and sell debt securities from time to time. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The terms of these securities will be provided in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. If the terms of particular securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in the prospectus supplement.

Investing in these securities involves risks. We urge you to read the information included and incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

These securities are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries and they will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any applicable pricing supplement (collectively, a “supplement”) may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the debt securities described in an applicable supplement. Before making an investment decision, you should read both this prospectus and any supplement together with the additional information described under the heading “Incorporation of Certain Documents By Reference.” In addition, you should review the exhibits to our registration statement that contain the full text of certain contracts and other documents that we have summarized in this prospectus or any applicable supplement. Unless otherwise indicated or the context requires otherwise, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Pacific Capital Bancorp and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable supplement. We have not authorized anyone else to provide you with different information. You should assume that the information contained in this prospectus and any applicable supplement is accurate only as of their respective dates. We are not making an offer of these debt securities in any state where the offer is not permitted.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede information contained in this prospectus or in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

•	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006, including those portions incorporated by reference therein of our Definitive Proxy Statement on Schedule 14A, filed on April 11, 2006, as amended on April 26, 2006;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2006, filed on May 10, 2006; and

•	Our Current Reports on Form 8-K filed on May 19, 2006, April 27, 2006, March 8, 2006, March 1, 2006, February 23, 2006, February 23, 2006, January 31, 2006, and January 27, 2006.

Our filings are available on our website at www.pcbancorp.com. Information contained in or linked to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Pacific Capital Bancorp

1021 Anacapa Street

Santa Barbara, CA 93101

(805) 564-6405 (Customer Contact Center)

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC’s website at www.sec.gov. In addition, our SEC filings are available to the public on our website at www.pcbancorp.com.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will” and variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance.

These forward-looking statements may also include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, our de novo branching and acquisition efforts, the operating characteristics of our income tax refund loan and refund transfer programs and the economic conditions within our markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) reduced demand for or earnings derived from our income tax refund loan and refund transfer programs; (5) legislative or regulatory changes or litigation adversely affecting the businesses in which we engage; (6) the occurrence of future events such as the terrorist acts of September 11, 2001 or consequences of U.S. military involvement in the Middle East or other areas; (7) difficulties integrating acquired operations; and (8) other risks detailed in reports filed by us with the SEC. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made.

PACIFIC CAPITAL BANCORP

Pacific Capital Bancorp is a bank holding company. Our bank subsidiary, Pacific Capital Bank, N.A., or the Bank, has 45 retail branch offices located in eight counties along California’s Central Coast. The Bank operates under the brand names “Santa Barbara Bank & Trust,” “First National Bank of Central California,” “South Valley National Bank,” “San Benito Bank,” and “First Bank of San Luis Obispo” in its retail market areas. The Bank also operates under the brand name “Pacific Capital Bank” for the three former offices of Pacific Crest Bank, which was merged into the Bank in March 2004.

Through the Bank, we offer a full range of commercial banking services to households, professionals, and small- to medium-sized businesses. These include various commercial, real estate and consumer loan, leasing and deposit products. The Bank offers other services such as investment management and advisory services, trust and investment services, electronic fund transfers and safe deposit boxes to both individuals and businesses. In addition, services such as lockbox payment servicing, foreign currency exchange, letters of credit, and cash management are offered to business customers. Through the Bank, we also offer products related to income tax returns filed electronically through our Refund Anticipation Loan and Refund Transfer programs.

In addition to the Bank, we have two service corporation subsidiaries and two securitization subsidiaries. The service corporation subsidiaries and one of the securitization subsidiaries are currently inactive. The other securitization subsidiary has engaged in refund anticipation loan securitization transactions in the first quarters of 2006 and 2005.

Our executive offices are located at 1021 Anacapa Street, Santa Barbara, CA 93101, and our telephone number is (805) 564-6405.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the consolidated ratio of earnings to fixed charges for each of the periods shown.

	For the Quarter Ended March 31,	For the Years Ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges*
Excluding interest on deposits	7.20x	4.63x	5.45x	6.83x	7.24x	6.51x
Including interest on deposits	3.51x	2.35x	2.90x	3.09x	2.75x	1.90x

*	For the purpose of computing the ratio of earnings to fixed charges, earnings represent net income plus fixed charges and the provision for income taxes. Fixed charges consist of interest expense (including amortized premiums, discounts and capitalized expenses related to indebtedness) and the estimated interest component of rent expense.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer pursuant to this prospectus will be issued under an indenture between us, as issuer, and Wilmington Trust Company, as trustee. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following description is only a summary of the material provisions of the indenture as it relates to the debt securities. Accordingly, the following description is qualified in its entirety by reference to the provisions of the indenture. We urge you to read the indenture in its entirety because it, and not this description, will define your rights as a holder of the debt securities.

When we refer to the “Company,” “we,” “us” and “our” in this section, we refer only to Pacific Capital Bancorp, a California corporation, and not to any of its subsidiaries.

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. Debt securities may be issued under the indenture from time to time in one or more series. The debt securities will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

The applicable prospectus supplement will describe the specific terms of the debt securities we will offer, including, where applicable, the following:

•	the title and type of such debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	the place or places where the principal of the debt securities and maturity consideration, premiums and interest, if any, on the debt securities will be payable or deliverable;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	whether the debt securities may be issued in registered form, bearer form or a combination and, if bearer securities, whether interest coupons will be attached thereto;

•	any special tax implications of the debt securities, including provisions for original issue discounts securities, if offered; and

•	any other terms of the debt securities.

The debt securities may be issued under the indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the prospectus supplement relating thereto.

The debt securities will represent our general unsecured obligations. We are a bank holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from our bank subsidiary are subject to regulatory limitations, generally based on current and retained earnings, imposed by the Office of the Comptroller of the Currency. Dividend payments from our other subsidiaries are subject to restrictions under state law, generally based on retained earnings. Payment of dividends by our subsidiaries is also subject to their respective profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit our bank subsidiary and us from engaging in an unsafe or unsound practice in conducting business. The payment of dividends, depending upon the financial condition of our bank subsidiary or us, could be deemed to constitute an unsafe or unsound practice. Under the prompt corrective action provisions of the Federal Deposit Insurance Act, our bank subsidiary is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, the institution would become undercapitalized as defined under the Federal Deposit Insurance Act. In addition to regulatory restrictions on the payment of dividends, our bank subsidiary is subject to significant restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates.

As a holding company, our right to receive any distributions of assets of any subsidiary, upon that subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to the assets of the Company for payments on the debt securities. There is no restriction in the indenture against the Company or its subsidiaries incurring unsecured indebtedness.

Events of Default

The following are events of default under the indenture with respect to debt securities of any series:

•	default in the payment of any principal or premium, if any, on the debt securities of that series when due;

•	default in the payment of any interest on the debt securities of that series when due, which continues for 30 days;

•	default in the performance of any other obligation contained in the indenture for the benefit of the debt securities of that series, which continues for 60 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization of the Company or our bank subsidiary; or

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series (other than an event of default arising from specified events in bankruptcy of the Company or our bank subsidiary) occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount or the consideration due upon maturity of the debt securities (or, if the outstanding securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all unpaid interest on all the debt securities of that series to be due and payable immediately. In an event of default with respect to debt securities of any series arising from specified events in bankruptcy of the Company or our bank subsidiary, then the principal amount or the consideration due upon maturity of the debt securities (or, if the outstanding securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all unpaid interest on all the debt securities of that series shall be due and payable immediately without any declaration or other action on the part of the trustee or any holder of the debt securities of that series.

At any time after the trustee or the holders have accelerated debt securities of any series, but before the trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount of debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default with respect to debt securities of that series and its consequences, except an uncured default:

•	in the payment of any amounts due and payable or deliverable under debt securities of that series; or

•	in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of debt securities of that series.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that:

•	the holders’ actions are not in conflict with any rule of law or the indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with the holders’ actions;

•	the holders’ actions are not unduly prejudicial to the rights of holders of the series of debt securities not taking part in the direction; and

•	subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any such action.

A holder of debt securities of any series will have the right to institute a proceeding with respect to the indenture or for any remedy under the indenture, if:

•	that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount or aggregate issue price of the outstanding debt securities of that series also will have made written request to the trustee to institute that proceeding as trustee;

•	the holders have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with the holders’ request;

•	the trustee will have failed to institute the proceeding within 60 days after receipt of a written request; and

•	during this 60 day period, the trustee will not have received from the holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of that series a direction inconsistent with the request.

However, any holder of a debt security of any series has the absolute right to institute suit for any defaulted payment after the due dates for payment under the debt security of that series.

We are required to furnish the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in that performance.

Certain Covenants in the Indenture

The indenture will restrict our ability to:

•	sell, transfer, or otherwise dispose of any shares of voting stock of our bank subsidiary or permit our bank subsidiary to issue, sell, or otherwise dispose of any shares of its voting stock unless we retain direct ownership of at least 80% of the voting stock;

•	permit our bank subsidiary to merge or consolidate unless we directly own at least 80% of the voting stock of the surviving entity; or

•	convey or transfer properties and assets constituting substantially the entirety of our bank subsidiary to any other entity unless we directly own at least 80% of the voting stock of the entity.

We are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on our property for any purposes or from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specific levels of net worth or liquidity. In addition, the indenture does not contain any provision that would require us to repurchase, redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us that may adversely affect the creditworthiness of the debt securities.

Defeasance

We may terminate or “defease” our obligations under the indenture with respect to debt securities of any series by taking the following steps:

•	depositing irrevocably with the trustee an amount which, through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities of that series; and

•	delivering:

•	a written opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	if the debt securities of that series are then listed on the New York Stock Exchange, a written opinion of counsel that those notes will not be delisted as a result of the exercise of this defeasance option;

•	a written opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the indenture and other matters; and

•	paying all amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Modification and Waiver

We and the trustee may amend and modify the indenture with the consent of holders of at least a majority in principal amount of all the securities issued under the indenture and affected by such amendment or modification. However, without the consent of each holder of debt securities of any series, we may not amend or modify the indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, the debt securities of that series;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the debt securities of that series;

•	change the method of calculating interest or the place or currency of payment of principal or maturity consideration of, or any premium or interest on, the debt securities of that series;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to the debt securities of that series;

•	reduce the percentage in principal amount or issue price of the debt securities of that series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of or certain defaults under the indenture;

•	modify any of the provisions of the indenture relating to modifying the indenture without the consent of the holders; waiver of past defaults or waiver of certain covenants of the Company under the indenture, except to increase any percentage required to modify the indenture or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder of debt securities; or

•	change any obligations of the Company to maintain an office or agency for surrendering registered debt securities for payment or registration.

The holders of at least a majority in principal amount or aggregate issue price of the outstanding debt securities of that series may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

We and the trustee may also amend and modify the indenture without the consent of any holder of debt securities of any series for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of the debt securities of that series;

•	to add events of default;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the indenture, so long as any such change or elimination will become effective only when there is no outstanding debt securities of that series which is entitled to the benefit of that provision;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture, or to add any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of debt securities of that series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee securing the debt securities of that series;

•	to establish the form or terms of securities of any other series;

•	to supplement any of the provisions of the indenture to facilitate the defeasance and discharge of the debt securities of that series, so long as any such action shall not adversely affect the interests of holders of debt securities of that series; or

•	to provide for conversion rights of the holders of debt securities of that series to enable those holders to convert the debt securities of that series into other of our securities.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

•	pay or deliver the principal or maturity consideration of, and any premium, or interest on, the debt securities; and

•	perform and observe all of our other obligations under the indenture, and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Book-Entry, Delivery and Form

General. Unless otherwise specified in the applicable pricing supplement, the debt securities will be issued in fully registered form without coupons and will be evidenced by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor to DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold their interest in the debt securities through DTC, in the United States, or through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, directly if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the U.S. depositaries’ names on DTC’s books.

Unless it is exchanged in whole or in part for securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary. The global securities will be exchangeable for securities in certificated registered form of like tenor and of an equal aggregate principal amount only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global securities or at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by law, and we have not appointed a successor depositary within 90 days of the later of such notification or of us becoming aware of DTC’s ceasing to be so registered; and

•	we determine, in our sole discretion, that the global securities will be exchangeable for securities in certificated registered form.

If the global securities are exchangeable pursuant to the preceding sentence, they will be exchangeable for securities registered in the name or names of such person or persons as DTC shall instruct the trustee. It is expected that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

All information in this prospectus concerning DTC, Clearstream and Euroclear has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC. DTC has advised that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, called direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of securities offered by the Company. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, each of which is a subsidiary of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of interests in the global securities under DTC’s system must be made by or through direct participants, which will receive a credit for those interests on DTC’s records. The ownership interest of each actual purchaser of interests in the global securities, each called a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Payments of interest, premium, if any, and any other distributions on the debt securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of the direct participants upon DTC’s receipt of funds and corresponding detail information in amounts proportionate to their respective holdings as shown on the records of DTC. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants. Payment of any applicable interest, premium, if any, and any other distributions on the debt securities to Cede & Co. or such other nominee is our responsibility or that of our paying agent, disbursement of such payments to direct participants will be DTC’s responsibility, and disbursement of such payments to the beneficial owners will be the participants’ responsibility.

If applicable, redemption notices shall be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our paying agent. Under such circumstances, in the event that a successor depositary is not appointed as described above, certificated securities will be delivered.

Clearstream. Clearstream has advised that it is incorporated under the laws of Luxembourg. Clearstream was formed in January 2000 by the merger of Cedel International and Deutsche Boerse Clearing and was fully acquired by the Deutsche Boerse Group in July 2002. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission du Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of debt securities offered by the Company. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to the cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous delivery of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of debt securities offered by the Company. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is based in Brussels, Belgium, and is regulated and examined as a Belgian bank by the Belgian Banking and Finance Commission. The Euroclear Operator is overseen as the operator of a securities settlement system by the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Terms and Conditions, and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding interests in securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparts in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s or Euroclear’s respective U.S. depositary.

Because of time-zone differences, credits of interests in a global security received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such global security settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in a global security by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Regarding the Trustee

The occurrence of any default under the indenture could create a conflicting interest for the trustee under the Trust Indenture Act of 1939, as amended. If that default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the Trust Indenture Act generally would require the trustee to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the debt securities.

The Trust Indenture Act also imposes certain limitations on the rights of the trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the debt securities through underwriters, dealers or agents, or directly to purchasers. The underwriters may also sell the debt securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions.

If underwriters are used in the sale, the debt securities will be sold to the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or repaid to dealers may be changed from time to time.

We also may designate dealers, acting as our agents, to offer and sell debt securities upon certain terms and conditions. We may also sell debt securities directly to purchasers, without the use of underwriters, dealers or agents.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation from us in the applicable prospectus supplement.

We do not expect that the debt securities will be listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc. or that, if so listed or quoted, the listing or quotation will continue until the maturity of the debt securities. Also, certain broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will make a market in the debt securities or that any trading market for the debt securities will develop, be maintained or be liquid. If we know that the debt securities will be listed on an exchange or that a broker-dealer will make a market in the debt securities, we will include that information in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. We also may have agreements to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of Pacific Capital Bancorp appearing in Pacific Capital Bancorp’s Annual Report (Form 10-K) for the year ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pacific Capital Bancorp as of December 31, 2004 and for each of the two years in the period then ended incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The following table sets forth the estimated expenses (other than underwriter discounts and commissions) to be incurred by us in connection with the distribution of the securities being registered hereby.

SEC registration fee	$4,066	*
Printing and engraving expenses	$30,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$100,000
Trustee fees and expenses	$25,000
Rating Agency fees	$175,000
Miscellaneous	$15,000

Total	$549,066

*	In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act, we are deferring payment of all of the registration fee except for $4,066 that is being pre-paid pursuant to this registration statement in connection with the registration of $38,000,000 of debt securities.

Item 15.	Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Board of Directors has resolved to indemnify our officers and directors to the fullest extent permitted by Section 317 of the California General Corporation Law, and the Sixth Article of our Certificate of Restatement of Articles of Incorporation and Section 5.3 of our Amended and Restated Bylaws authorize us to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on our behalf, to the extent permitted by the California General Corporation Law, and permits us to indemnify our directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. In addition, we maintain a directors’ and officers’ liability insurance policy that insures our directors and officers against certain liabilities, including certain liabilities under the Securities Act.

Item 16.	Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1	Form of Indenture between Pacific Capital Bancorp and Wilmington Trust Company

5.1	Opinion of Manatt, Phelps & Phillips, LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Pricewaterhouse Coopers LLP

23.3	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company

*	To be filed by a post-effective amendment to this Registration Statement on Form S-3 or incorporated by reference as an exhibit to a Current Report on Form 8-K in the event of an offering of debt securities.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Barbara, State of California, on the 27th day of June, 2006.

PACIFIC CAPITAL BANCORP

By:	/S/ WILLIAM S. THOMAS, JR.

Name:	William S. Thomas, Jr.
Title:	President, Chief Executive Officer and Director

Each person whose signature appears below appoints William S. Thomas, Jr. and Joyce M. Clinton, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ EDWARD E. BIRCH Edward E. Birch	Chairman of the Board of Directors	June 27, 2006

/S/ WILLIAM S. THOMAS, JR. William S. Thomas, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2006

/S/ JOYCE M. CLINTON Joyce M. Clinton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2006

/S/ D. VERNON HORTON D. Vernon Horton	Vice Chairman of the Board and Director	June 27, 2006

/S/ CLAYTON C. LARSON Clayton C. Larson	Vice Chairman of the Board and Director	June 27, 2006

/S/ RICHARD M. DAVIS Richard M. Davis	Director	June 27, 2006

Signature	Title	Date

/S/ RICHARD S. HAMBLETON, JR. Richard S. Hambleton, Jr.	Director	June 27, 2006

/S/ ROGER C. KNOPF Roger C. Knopf	Director	June 27, 2006

/S/ ROBERT W. KUMMER, JR. Robert W. Kummer, Jr.	Director	June 27, 2006

/S/ JOHN R. MACKALL John R. Mackall	Director	June 27, 2006

/S/ GERALD T. MCCULLOUGH Gerald T. McCullough	Director	June 27, 2006

/S/ RICHARD A. NIGHTINGALE Richard A. Nightingale	Director	June 27, 2006

/S/ KATHY J. ODELL Kathy J. Odell	Director	June 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1	Form of Indenture between Pacific Capital Bancorp and Wilmington Trust Company

5.1	Opinion of Manatt, Phelps & Phillips, LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Pricewaterhouse Coopers LLP

23.3	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company

*	To be filed by a post-effective amendment to this Registration Statement on Form S-3 or incorporated by reference as an exhibit to a Current Report on Form 8-K in the event of an offering of debt securities.